UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  December 19, 2014

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On December 19, 2014, KEMET ELECTRONICS CORPORATION, a Delaware corporation (“KEC”), KEMET FOIL MANUFACTURING, LLC, a Delaware limited liability company (“KEMET Foil”), KEMET BLUE POWDER CORPORATION, a Nevada corporation (“KEMET Blue”), THE FOREST ELECTRIC COMPANY, an Illinois corporation (“FELCO”; and together with KEC, KEMET Foil and KEMET Blue, collectively, the “U.S. Borrowers”), KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation (“Singapore Borrower” and, together with U.S. Borrowers, collectively, “Borrowers”), and the financial institutions party thereto as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”) entered into Amendment No. 6 (the “Amendment”) to the Loan and Security Agreement dated September 30, 2010, as amended (the “Loan and Security Agreement”) which provided a $50.0 million revolving credit to the Borrowers. Certain capitalized terms used but not defined herein have the meanings given to them in the Amendment or in the Loan and Security Agreement, which was originally filed by KEMET Corporation (the “Registrant”) as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 1-15491) filed on October 5, 2010.
Under the terms of the Amendment the revolving credit facility (“Facility”) is increased to $60.0 million, with an accordion feature permitting the U.S. Borrowers to increase commitments under the Facility to an aggregate principal amount up to $15.0 million subject to terms and documentation acceptable to the Agent and/or the Lenders. All obligations under the Facility are secured by the Collateral under the existing Loan and Security Agreement, and the expiration date of the Facility is extended to December 19, 2019.
The principal features of the Amendment include:
A decrease in the applicable margins under the U.S. facility to a range of 2.00% to 2.50% for LIBOR advances and 1.0% to 1.50% for base rate advances, and under the Singapore facility to a range of 2.25% to 2.75% for LIBOR advances and 1.25% to 1.75% for base rate advances.
A decrease to 1.0 to 1.0 in the Fixed Charge Coverage Ratio as defined in the existing Loan and Security Agreement, which must be maintained as at the last day of each fiscal quarter ending immediately prior to or during any period in which any of the following occurs and is continuing until none of the following occurs for a period of forty-five consecutive days: (i) an Event of Default, (ii) aggregate availability under the Facility is less than the greater of (A) 12.5% of the Facility or (B) $7.5 million or (iii) U.S. availability under the Facility is less than $3.75 million.
Other terms of the Amendment are included in the attached copy of the Amendment, copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment Number Six to Loan and Security Agreement

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2014	KEMET Corporation

/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment Number Six to Loan and Security Agreement

3